Exhibit 99.1

NANOPHASE ANNOUNCES CHANGES IN PRINCIPAL OFFICERS AND DIRECTORS

Romeoville, IL, August 15, 2008 – Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced today that Joseph Cross, as President, CEO and board director, has tendered his resignations to pursue other management opportunities effective August 13, 2008. During his tenure with the Company, Mr. Cross began with a start-up level business and built its capability, its commercial viability and its visibility in an emerging marketplace. Nanophase recognizes his achievements and wishes him well. He will be replaced by Jess Jankowski as Acting CEO, who is currently serving in positions including the Company’s VP of Finance and CFO. Mr. Jankowski is well positioned for this role given the depth and tenure of his involvement in the business. “I’m pleased to have the opportunity to help to continue to build on our solid foundation and to lead the Company to the next level. My confidence in Nanophase, its family of technologies, its products and processes, its customers and its greatest asset—its people—remains very high” stated Jankowski.

The Company also accepted the resignation of Kevin Wenta, EVP of Sales & Marketing, effective August 13, 2008. Mr. Wenta, who wants to explore top management positions with his chemical and commercial development background, was responsible for important sales and market innovations that have provided Nanophase with a more solid pipeline than ever before. Nanophase appreciates his contributions. His responsibilities will be assumed by David Nelson, VP of Sales. Mr. Nelson is an executive who brings over 15 years of sales, marketing and business development experience. Most recently prior to joining Nanophase, Mr. Nelson started and managed the LCD business for Eastman Chemical Company.

Also announced was the appointment of Board member George Vincent to the post of Vice Chairman. Mr. Vincent is Chairman and Commercial Development Officer of The HallStar Company, a chemical manufacturer serving polymer and personal care markets worldwide, where he served as CEO for over twenty years. Mr. Vincent’s chemical industry experience and association connections will aid Nanophase in building its visibility, credibility and commercial value. Don Perkins, the Company’s Chairman, commented that “the efforts of Jankowski, Nelson, Vincent and the seasoned Nanophase team will combine to increase the value of Nanophase in the emerging nano-industry.”

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 49 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.

All numbers in this release are approximate; refer to the financials accompanying the release for details. Earnings per share are stated as fully diluted. This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements.

These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10K filed March 14, 2008, and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.